Exhibit 99.1

NEWS RELEASE

OTC Disclosure & News Service

Chess Supersite Corporation (CHZP) is broadcasting the US Men’s and Women’s Chess Championships and a special Blitz event featuring Garry Kasparov against the top three finishers!

April 19th, 2016.

OTC Disclosure & News Service

Toronto, Ontario, April 19th, 2016 (GLOBE NEWSWIRE) — http://www.globenewswire.com

Chess Supersite Corporation.
Info@chesssupersitecorp.com.

Chess Supersite Corporation:
Chess Supersite Corporation is broadcasting US Championships and a special Blitz event featuring Garry Kasparov against the top three finishers!

Chess Supersite Corporation is an owner and operator of the www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more.

FOR IMMEDIATE RELEASE

One of the top priorities of Chess Supersite Corp. is the broadcast of the top world chess events. The Company was engaged to broadcast the US University Final Four in early April. This tournament was broadcasted from New York City’s Marshall Chess Club featuring he four top US university teams with commentaries by Grandmasters Maxim Dlugy, a former World Junior Champion, and Grandmaster Irina Krush, seven-time US Woman Champion. The winner was Webster University, coached by Grandmaster Susan Polgar, a former World Women’s Champion, and the oldest of the famous Polgar’s sisters.

And now based on our success and thanks to our Advisory Board headed by the legendary Garry Kasparov, the Company has been selected to broadcast both US Men’s and Women’s Championships held in the US capital of chess, St. Louis, Missouri. It is one of the premier world chess events featuring three of the top 10 players in the world.

The U.S. Championship will culminate with the top three players competing in a special blitz round- robin format against legendary chess champion Garry Kasparov. The round- robin matches will take place over two days upon the conclusion of the Championships.

The Broadcasts are available daily on www.chesssupersite.com from 2 PM till April 25th, except April 19th – a free day. Historic Blitz with Garry Kasparov will be held on April 28-29. Starting times – also at 2 PM (EDT).

About Chess Supersite Corp.

Chess Supersite Corp., is a publicly traded company, trading symbol: CHZP on the OTC Market Group, whose primary business is the development and operation of the chess portal www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more. Additional information can be accessed on the company’s website www.chesssupersitecorp.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:
Chess Supersite Corporation.
www.chesssupersitecorp.com
1131A Leslie Street, Suite 101
Toronto, Ontario, M3C 3L8, Canada
Ph: 416-441-4631.